AGREEMENT AND GENERAL RELEASE

     This Agreement and General Release (this "Agreement") is entered into as of the date of the last signature affixed to this Agreement between Stuart M. Bitting ("Employee") and COMPX INTERNATIONAL INC., a Delaware corporation ("CompX"), for itself and on behalf of its parent, subsidiary or other related or affiliated entities or persons (including, without limitation, Valhi, Inc., Contran Corporation and the Harold C. Simmons Family Trusts) and such entities' predecessors, successors, assigns, officers, directors, partners, agents, employees, trustees, insurers and attorneys, past and present (hereinafter CompX and all such entities and persons other than Employee are collectively referred to as the "Company").

                                    Recitals

     A. Employee is an at will employee of CompX.

     B. CompX has decided to terminate Employee's employment with CompX.

     C. CompX has agreed to give consideration to Employee in exchange for his execution of the general release set forth herein, among other things.

     D. Such consideration is in addition to anything of value that Employee has received or is entitled to receive as a result of his discharge.

     E. Employee has been given at least 21 days to consider this Agreement and has been advised and encouraged by receipt of this writing to consult with an attorney prior to executing this Agreement.

     F. This Agreement will not become effective or enforceable until the expiration of seven days following its execution and during such period Employee may revoke the Agreement if he so desires.

                                    Agreement

     NOW, THEREFORE, IT IS AGREED, in consideration of the mutual undertakings of the parties hereto, as follows:

     Section 1. Recitals. The foregoing recitals are expressly incorporated herein and made a part hereof.

     Section 2. Termination Date. Unless terminated earlier pursuant to this Section, Employee's employment with CompX shall terminate effective July 31, 2002. Either party may terminate Employee's employment with CompX at will effective prior to July 31, 2002 upon written notice to the other party of such earlier termination date. In either event, the effective date of the termination of Employee's employment with CompX shall be referred to in this Agreement as the "Termination Date."

     Section  3.  Amount  of   Consideration.   Upon  satisfying  the  following
conditions:

     (i) Employee executes this Agreement;

     (ii) Employee executes the NOTICE OF RIGHTS and ACKNOWLEDGMENT OF RECEIPT substantially in the form attached to this Agreement;

     (iii) Employee executes the REAFFIRMATION OF AGREEMENT AND GENERAL RELEASE substantially in the form attached to this Agreement (the "Reaffirmation"); and

     (iv) Employee executes a written resignation letter addressed to the board of directors of CompX stating that he resigns all director, officer and all other elected or appointed positions of CompX and its subsidiaries effective as of the Termination Date;

CompX shall pay Employee, on the later of the satisfaction of such conditions or within three business days after the Termination Date, the total sum of ONE HUNDRED TWENTY SIX THOUSAND ONE HUNDRED TEN AND 82/100THS DOLLARS ($126,110.82), less applicable withholding taxes (the "Severance Pay"). The Severance Pay includes any amount owed to Employee for accrued vacation time.

     Section 4. COBRA Benefits. If Employee and Employee's dependents wish to continue health benefits, Employer agrees to pay on behalf of Employee the actual expense of Employee's and his eligible dependents' benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for the period from the Termination Date through January 31, 2003, or such shorter period if Employee becomes ineligible for COBRA benefits. Employer's payment of COBRA expenses for Employee and his eligible dependents' benefits pursuant to this Section shall NOT extend the period that Employee and his dependents are eligible for COBRA benefits. If Employee and his dependents are eligible for COBRA benefits after January 31, 2003, and they wish to continue such benefits, Employee must make the payments for such benefits beginning February 1, 2003. Employee and his dependents will not receive any further notice to make such payments beginning February 1, 2003.

     Section 5. 2002 Bonus and Profit-Sharing; Vacation Pay. Employee will not receive any bonuses or profit-sharing benefits for 2002 from the Company.

     Section 6. General Release. Employee agrees to the following General Release (the "General Release"):

          FOR VALUE RECEIVED, the adequacy and sufficiency of which is hereby acknowledged, Employee, on behalf of himself and his heirs, executors, attorneys, administrators, successors and assigns (hereinafter referred to as "Releaser") hereby fully and forever releases and discharges the Company from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses (including but not limited to attorneys' fees and expenses), damages, judgments, orders and liabilities of whatever kind or nature, in law or equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, that have existed or may have existed, or that do exist, including all claims arising in any manner relating to his employment or the termination of his employment with the Company. This General Release shall include, without in any way limiting the generality of the foregoing language, any and all claims of employment discrimination under the United States Constitution, the Constitution of the state of Texas, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. 1981, the Americans with Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, any other statutory, regulatory and common law requirements of the state of Texas, or under any other applicable federal, state or local laws, ordinances or legal restrictions on the Company's rights.

          Unless otherwise provided in this Agreement, payment under this Agreement shall not alter or change the rights that the Employee has to benefits accrued as of his termination date under the CompX Contributory Retirement Plan, the CompX Capital Accumulation Pension Plan or the CompX International Inc. 1997 Long-Term Incentive Plan or pursuant to any agreement of limited liability or any indemnification available to Releaser as a director or officer of CompX or any of its subsidiaries, whether set forth in such applicable entity's certificate of incorporation, bylaws, resolutions of the board of directors or otherwise. Unless otherwise provided in this Agreement, Employee's rights under these plans shall continue to be controlled by the respective plan documents and the consideration paid under this Agreement shall not be included as compensation for benefit purposes under these plans. Also, except as otherwise provided in this Agreement, this Agreement shall not increase, decrease or otherwise affect Releaser's right to medical coverage during his term of employment or thereafter at Releaser's expense under COBRA.

          It is the intention of Releaser in executing this General Release that it shall be effective as a bar to each and every claim, demand and cause of action of whatever kind or character whether or not hereinabove mentioned or implied; and the Releaser hereby knowingly and voluntarily waives any and all rights and benefits arising through the date of this Agreement. Releaser expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, charges and causes of action (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims, demands and causes of action hereinabove mentioned or implied. Releaser acknowledges and agrees that this waiver is an essential and material term of this General Release and without such waiver this Agreement would not have been entered into.

          Releaser understands and agrees that this General Release is not intended to be and shall not be deemed, construed or treated in any respect as an admission of liability by any person or entity for any purpose.

          Releaser further acknowledges that he has entered into this General Release freely and without coercion, that he has been advised and encouraged in writing to consult with counsel and has been offered a period of time of at least 21 days to consider the terms of this General Release. Releaser understands that he has seven days from the date this General Release is executed to revoke this Agreement and until the expiration of this seven-day period the General Release shall not be effective or enforceable.

     Section 4. Contest, Grievance, Earlier Termination and Liquidated Damages. In the event Employee (i) contests the effectiveness of the General Release in a proceeding before a court of law, (ii) pursues a claim or grievance arising on or before the effectiveness of this Agreement against the Company in a proceeding before a court of law or (iii) pursues a damage award arising against the Company before an administrative official or agency of an applicable governmental authority, ten days prior to instituting any such proceeding or claim Employee shall pay CompX a lump sum as liquidated damages equal to the Severance Pay plus lawful interest from the date Employer paid the Severance Pay to Employee at the lesser of 10% per annum or the maximum lawful rate (the "Liquidated Damages"). If Employee fails to comply with this Section, Employee agrees that CompX may seek injunctive relief for the specific performance of this Section and, in the event that specific performance is not obtained, any damages that Employee may be entitled to as a result of such proceeding shall be reduced by the amount of the Liquidated Damages. The General Release provided in
Section 6 shall remain effective against Employee whether or not Employee pays the Liquidated Damages to CompX.

     Section 8. Return of Company Property. On the Termination Date, Employee agrees to return and leave in the custody of CompX all the Company's documents and property except (i) for routine expense reports needed for income tax return preparation, insurance policies, claim forms and the like and (ii) with respect to CompX equipment (such as computers, cellular phones, pagers, personal digital assistants and the like) in Employee's possession that Employee would like to keep, Employee agrees to reimburse CompX for the agreed upon value of such equipment within two business days after the Termination Date. If Employee fails to pay CompX for any such equipment that he decides to keep, CompX may deduct the fair value of such equipment from the Severance Pay.

     Section 9. Cooperation in Legal Matters. Employee acknowledges that in the course of his employment with CompX, he has gained knowledge and experience and/or was a witness to events and circumstances that may arise in the Company's defense or prosecution of subsequent proceedings. Employee agrees to cooperate fully and truthfully with the Company and to appear upon the Company's reasonable request and expense as a witness and/or consultant in defending or prosecuting claims of all kinds, including but not limited to any litigation, administrative actions or arbitrations.

     Section 10. Attorney Fees for Successful Party. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs of court if it is successful in obtaining a final judgment against the other party. The parties hereby agree that each party shall have the right to sue for specific performance of this Agreement and declaratory and injunctive relief.

     Section 11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and the heirs, executors, administrators, successors and assigns of each of the parties, as applicable.

     Section 12. Nondisclosure. Employee shall refrain from all conduct, verbal or otherwise, that would damage the Company's reputation, goodwill or standing in the community or among its employees. Employee further agrees not to disclose any privileged or proprietary information concerning the Company's operations, except as may be required by governmental or judicial authorities. Under no circumstances is Employee allowed to utilize information from Company files or electronic equipment to disclose, or allow to be obtained or disclosed, through the use of agents or any third party information in oral, written or computerized data form, about such things as payroll information of any type, or the names, addresses or telephone numbers of Company personnel, or any non-public financial information about the Company, except as may be required by governmental or judicial authorities. Employee further agrees not to disclose any information relating to the terms or existence of this Agreement to any other person or organization, including but not limited to past, present and future employees of the Company, except as may be required by governmental or judicial authorities. Employee's breach of this Section will be deemed a material breach of this Agreement.

     Section 13. No Other Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and the parties acknowledge that there are no warranties, promises or representations of any kind, express or implied, upon which the parties have relied in entering into this Agreement. The terms and conditions of this Agreement are contractual and not a mere recital. No part of this Agreement may be changed except in a writing executed by both parties.

     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or the remaining provisions.

     Section 15. Notice and Tenders. Any notice, request or other communication hereunder to a party shall be in writing and all notices and tenders shall be delivered or sent by postage prepaid first class mail or overnight courier to the address of the party appearing beneath such party's signature to this Agreement or such other address as such party may notify the other party pursuant to this Section.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts.

     IN WITNESS WHEREOF, the parties have executed this Agreement and General Release effective as of the date of the last signature affixed below.

                          READ CAREFULLY BEFORE SIGNING

     I have read this Agreement and General Release and have had the opportunity to consult legal counsel prior to my signing of this Agreement and General Release. I understand that by executing this Agreement and General Release I will relinquish any right or demand I may have against the Company.

Date:  July 16, 2002




                                   /s/ Stuart M. Bitting
                                   ---------------------------------------
                                   Stuart M. Bitting

                                   Address:   500 Carter Drive
                                              Coppell, Texas   75019

                                   Telephone No.:  972.393.8153

                                   Social Security No.:  XXX-XX-XXXX

Date:  July 16, 2002               COMPX INTERNATIONAL INC.



                                      /s/ Glenn R. Simmons
                                   By:----------------------------------------
                                      Glenn R. Simmons, Chairman of the Board

                                   Address:   Three Lincoln Centre
                                              5430 LBJ Freeway, Suite 1700
                                              Dallas, Texas   75240-2697

                                   Telephone No.:  972.448.1400

                                NOTICE OF RIGHTS


     Attached hereto you will find a proposed AGREEMENT AND GENERAL RELEASE ("Agreement") with respect to your termination from employment. It is required by law that you be given at least twenty-one (21) days from the date of receipt of the proposed Agreement within which to consider its terms. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.

                            ACKNOWLEDGMENT OF RECEIPT

     I acknowledge that I received a copy of CompX International Inc.'s AGREEMENT AND GENERAL RELEASE by 10:00 a.m. (Dallas, Texas time) the 16th day of July, 2002.




                                   /s/Stuart M. Bitting
                                   ------------------------------------------
                                   Stuart M. Bitting

                 REAFFIRMATION OF AGREEMENT AND GENERAL RELEASE
          [to be signed at the conclusion of the 7 day waiting period]


     I, Stuart M. Bitting, acknowledge that I signed the AGREEMENT AND GENERAL RELEASE ("Agreement") with CompX International Inc. and that during the seven
(7) day period immediately following my execution of the Agreement, I had the right to revoke the Agreement at any time. By executing the Agreement, I also understand that I agreed that I would receive no benefits thereunder unless and until I executed this Reaffirmation.

     By executing this Reaffirmation, I now affirm and attest that I (a) have not heretofore, or contemporaneously with the execution of this Reaffirmation, revoked, or attempted to revoke the Agreement, either by notice to CompX International Inc., or otherwise, and (b) am now, by virtue of my execution of this Reaffirmation, on or after seven (7) days after the execution of the Agreement, fully bound by all of the terms and conditions of the Agreement.

     EXECUTED in Dallas, Texas on July 23, 2002.




                                   /s/Stuart M. Bitting
                                   ------------------------------------------
                                   Stuart M. Bitting


THE STATE OF TEXAS

COUNTY OF Dallas

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Stuart M. Bitting, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 24th day of July, 2002.


[SEAL]


                                     /s/Linda Roberts
                                     -----------------------------------------
                                     Notary Public, State of Texas